UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2016

SAEXPLORATION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35471

(Commission file number)

27-4867100

(IRS Employer Identification No.)

1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079

(Address of principal executive offices) (Zip Code)

(281) 258-4400

(Company’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 13, 2016, SAExploration Holdings, Inc. (the “Company”) entered into a comprehensive restructuring support agreement (the “Restructuring Support Agreement”) with holders (the “Supporting Holders”) of approximately 66% of the par value of the Company’s 10.000% Senior Secured Notes due 2019 (the “Existing Notes”), pursuant to which the Supporting Holders and the Company have agreed to enter into and implement a proposed comprehensive restructuring of the Company’s balance sheet, which will include an agreement to fund up to $30 million in new capital, subject to the terms and conditions of the Restructuring Support Agreement, including the parties’ agreement to negotiate in good faith the definitive documentation in respect thereof.

The Restructuring Support Agreement contemplates the following transactions:

•	The Supporting Holders and the Company will enter into a $30 million multi-draw senior secured term loan facility (the “New Senior Loan Facility”). All holders of Existing Notes that participate in the exchange offer (described below) will also be able to participate in the New Senior Loan Facility. As part of the consideration for providing the New Senior Loan Facility, the Company has agreed to issue to these lenders shares equal to 28.2% of the outstanding shares of the Company’s common stock as of the closing of the exchange offer.

•	The Company will commence an exchange offer, pursuant to which the Company will offer to eligible holders an opportunity to exchange any and all outstanding Existing Notes for new notes in a principal amount equal to half of Existing Notes tendered and shares of common stock. If all holders of Existing Notes are eligible to participate and tender in the exchange offer, then the Company will issue $70.0 million in principal amount of new notes and common stock equal to 64.48% of the outstanding shares, as of the closing date of the exchange offer. In connection with the exchange offer, the Company will also commence a consent solicitation to make certain proposed limited amendments to the terms of the indenture for the Existing Notes, the related security documents and the existing intercreditor agreement to permit the restructuring. Under the Restructuring Support Agreement, the Supporting Holders have agreed to tender all of their Existing Notes and to deliver corresponding consents.

•	As a result of the issuance of shares of common stock to the lenders under the New Senior Loan Facility and to tendering holders of Existing Notes, assuming maximum participation in the exchange offer, the Company expects to issue to the tendering holders of Existing Notes approximately 92.68% of the outstanding shares (including to Supporting Holders, as lenders), as of the closing of the exchange offer. Further, the Company expects current equity to hold approximately 1.32% of the Company after the restructuring transactions are complete, with an opportunity to own a further 4.5% of the Company through warrants when exercised. As of the date of this report, members of management of the Company and its directors owned approximately 44.3% of the outstanding shares of common stock, and will share in the dilution that existing common stockholders will experience.

In connection with the share issuances described above, the Company’s Board of Directors will approve for nomination a new slate of directors, and pursuant to the Restructuring Support Agreement, the Supporting Holders will have the right to designate six of the Company’s new seven member Board of Directors and the new Board of Directors will be installed. In addition, the Company will make certain amendments to its second amended and restated certificate of incorporation and amended and restated bylaws, enter into new employment agreements with members of the senior management of the Company, approve a new management incentive plan, grant equity to the members of management under that new plan and issue warrants to existing holders of the Company common stock for up to 4.5% of the outstanding common stock.

The Restructuring Support Agreement contemplates various closing conditions. These closing conditions include participation of at least 90% of the Existing Note holders in the exchange offer and consent solicitation.

The Supporting Holders may terminate the Restructuring Support Agreement in the event of a bankruptcy filing by the Company or if certain conditions are not satisfied, including the consummation of the exchange offer and consent solicitation and other restructuring transactions by August 15, 2016, and other customary termination events.

The proposed exchange offer and consent solicitation are being disclosed in this Current Report on Form 8-K and the press release furnished as Exhibit 99.1 hereto for completeness of disclosure of the terms of the Restructuring Support Agreement. This report shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of these securities, in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The new notes and shares of common stock to be offered in the exchange offer have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains “forward-looking statements” within the meaning of the U.S. federal securities laws, with respect to the Company’s financial condition, results of operations, cash flows and business, and expectations or beliefs concerning future events. These forward-looking statements can generally be identified by phrases such as “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. Although the Company believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, the Company undertakes no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or otherwise. Some of the important factors that could cause actual results to differ materially from the Company’s expectations are discussed below. All written and oral forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by these cautionary statements.

Factors that could cause actual results to vary materially from the Company’s expectations include the following:

•	the ability to satisfy, or effectively waive, the conditions to the exchange offer and consent solicitation;

•	the ability to succeed in and the timing to complete any of the restructuring and recapitalization transactions described in this report;

•	the ability to effectively manage the Company’s operations during the significant cash flow and liquidity difficulties it is currently experiencing;

•	negative events or publicity associated with the Company’s restructuring and recapitalization transactions;

•	the ability to negotiate the definitive documentation with respect to the restructuring transactions or to do so effectively;

•	the negative consequences if the Company is unsuccessful in achieving a successful restructuring transaction and must file for bankruptcy;

•	the negative consequences if the Company is successful in achieving a restructuring transaction, including the possibility of significant dilution to the Company’s existing stockholders;

•	developments with respect to the Alaskan oil and natural gas exploration tax credit system that may continue to affect the willingness of third parties to participate in financing and monetization transactions and the Company’s ability to timely monetize tax credits that have been assigned to it by its customer;

•	changes in the Alaskan oil and natural gas exploration tax credit system that may significantly affect the level of Alaskan exploration spending;

•	fluctuations in the levels of exploration and development activity in the oil and natural gas industry;

•	intense industry competition;

•	limited number of customers;

•	credit and delayed payment risks related to the Company’s customers;

•	the availability of liquidity and capital resources, including the Company’s ability to make capital expenditures due to its current liquidity and cash flow situation and the potential impact this has on the Company’s business and competitiveness;

•	need to manage rapid growth and contraction of the Company’s business;

•	delays, reductions or cancellations of service contracts;

•	operational disruptions due to seasonality, weather and other external factors;

•	crew availability and productivity;

•	whether the Company enters into turnkey or term contracts;

•	high fixed costs of operations;

•	substantial international business exposing the Company to currency fluctuations and global factors, including economic, political and military uncertainties;

•	ability to retain key executives; and

•	need to comply with diverse and complex laws and regulations.

You should refer to the risk factors from the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended by the Company’s Annual Report on Form 10-K/A filed on April 29, 2016 for specific risks which would cause actual results to be significantly different from those expressed or implied by any of the Company’s forward-looking statements. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, readers of this report are cautioned not to place undue reliance on the forward-looking statements.

Item 8.01. Other Events.

On June 13, 2016, the Company issued a press release regarding entry into the Restructuring Support Agreement. The full text of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Restructuring Support Agreement, dated as of June 13, 2016, among SAExploration Holdings, Inc., the members of management identified therein and the supporting holders identified therein.

99.1	Press release dated June 13, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2016	SAExploration Holdings, Inc.

	By:	/s/ Brent Whiteley
	Name:	Brent Whiteley
	Title:	Chief Financial Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Restructuring Support Agreement, dated as of June 13, 2016, among SAExploration Holdings, Inc., the members of management identified therein and the supporting holders identified therein.

99.1	Press release dated June 13, 2016.